UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2011

ICU Medical, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           At meetings on July 14, 2011 and July 15, 2011, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of ICU Medical, Inc. (the “Company”) approved the payment of cash bonuses to the Company’s executive officers. Each of the cash bonuses was awarded under the Company’s 2008 Performance-Based Incentive Plan. The cash bonuses were based on the Company’s performance during the first half of fiscal year 2011. The Compensation Committee also approved the grant of incentive stock options pursuant to the ICU Medical, Inc. 2011 Stock Incentive Plan to the Company’s executive officers.  The stock options vest as to 25% of the underlying grant one year after the grant date and monthly thereafter for three additional years.  The grant date of the stock options is July 20, 2011. The approved cash bonuses and stock option grants are as follows:

Officer	Cash Bonus	Stock Options

George A. Lopez, M.D.	$418,750	40,000
Scott E. Lamb	$97,632	15,000
Alison D. Burcar	$30,375	10,000
Richard A. Costello	$75,600	15,000
Steven C. Riggs	$74,250	15,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 21, 2010

ICU MEDICAL, INC.

/s/ Scott E. Lamb
Scott E. Lamb
Secretary, Treasurer and
Chief Financial Officer